UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2004

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2004, Taylor Capital Group, Inc. (the "Company") entered into the Third Amendment (the "Third Amendment"), with an effective date of November 27, 2004, to the Loan and Subordinated Debenture Purchase Agreement (the "Agreement"), which provides for a $22 million credit facility (the "LaSalle Facility") with LaSalle Bank National Association, as lender. The LaSalle Facility is comprised of an $11.5 million revolving credit facility (the "Revolving Loan"), a $500,000 term loan (the "Term Loan") and subordinated debt in the principal amount of $10 million (the "Subordinated Loan"). The Subordinated Loan portion of the LaSalle Facility is not secured. The Term Loan and Revolving Loan are secured by the Company's pledge of the capital stock of Cole Taylor Bank, its wholly-owned subsidiary.

The Third Amendment extended the maturity date of the Revolving Loan, which was to expire on November 27, 2004, to November 27, 2005. The Third Amendment also extended the maturity dates of the Term Loan and Subordinated Loan, which were to expire on November 27, 2009, by two years to November 27, 2011.

The principal of the Term Loan bears interest per annum, at the Company's election, at a rate equal to 1.15% (115 basis points) plus the LIBO Rate, as defined in the Agreement, or at a rate equal to the Base Rate, as defined in the Agreement, until maturity on November 27, 2011, when the balance is due. The principal of the Revolving Loan bears interest per annum, at the Company's election, at a rate equal to 1.15% (115 basis points) plus the LIBO Rate, or at a rate equal to the Base Rate, until maturity on November 27, 2005, when the balance is due. The Company has not yet borrowed under the Revolving Loan. Both the Revolving Loan and Term Loan have a minimum annual interest rate of 3.5%. The Subordinated Loan bears interest per annum at a rate equal to 2.75% (275 basis points) plus the LIBO Rate, or at a rate equal to 2.50% (250 basis points) plus the Base Rate, until maturity on November 27, 2011, when the balance is due. The Subordinated Loan requires interest only payments until maturity.

The above description of the Third Amendment is only a summary and is qualified in its entirety by reference to the exhibit to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

10.1 Third Amendment to Loan and Subordinated Debenture Purchase Agreement Between LaSalle Bank National Association and Taylor Capital Group, Inc. dated December 9, 2004, effective as of November 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2004

TAYLOR CAPITAL GROUP, INC.

By:	/s/ BRUCE W. TAYLOR
Bruce W. Taylor
President

EXHIBIT INDEX

Exhibit No.	Description
10.1

Third Amendment to Loan and Subordinated Debenture Purchase Agreement Between LaSalle Bank National Association and Taylor Capital Group, Inc. dated December 9, 2004, effective as of November 27, 2004.